Item 2(a)(1) Articles of Incorporation filed January 5, 1925

                           ARTICLES OF INCORPORATION
                           -------------------------

                          of the ARGYLE MINING COMPANY.
                          -----------------------------


         KNOW ALL MEN BY THESE PRESENT: That we, the undersigned, EDWARD JOHNSON of the city of San Francisco, State of California, CLAUDE M. LUND of Carson City, State of Nevada, and WILLIAM P. SEEDS of the City of Reno, State of Nevada, for ourselves, our associates and successors, have associated ourselves together for the purpose of forming a corporation under and by virtue of the Laws of the State of Nevada, and we do hereby certify and declare as follow, vis:

                                       I.
         The name of the corporation is and shall be the ARGYLE MINING COMPANY.

                                       II.
         The location of the principal office or place of business in the State of Nevada is to be at No. 308 Clay Peters Building, in the City of Reno.

                                      III.
         The nature of the business to be transacted and the objects and purposes to be promoted and carried on by said corporation are as follows:

         FIRST: To locate, purchase, lease, or otherwise acquire, hold, own, sell, prospect, develop and operate all kinds of mines, mining claims, mill sites and oil and gas lands.
         SECOND: To purchase, lease, hold, own, construct, maintain, operate and sell all and every kind of mills, smelting, reduction and metallurgical works for the reduction and treatment of ores, bullion, mattes and the products of metallurgical operations;
         THIRD: To locate, purchase, lease, or otherwise acquire, hold, sell, or otherwise dispose of townsites;
         FOURTH: to acquire, hold, bond, mortgage, lease and sell real property, water rights, franchiser, rights of way, ditches, flumes and pipe lines, to construct and maintain dams, ditches, flumes, reservoirs and pipe lines, to buy, sell, use and distribute oil and gas, and to buy, sell, use and distribute water for irrigating, domestic, mining, power, and other purposes;
         FIFTH: To acquire, hold, operate, construct, maintain, lease, bond, mortgage and sell electric light and power plants, lines, machinery and apparatus, and to buy, sell, generate, transmit and distribute electricity for light and power purposes;

         SIXTH: To construct, purchase, or otherwise acquire, and sell, or otherwise dispose of all needed or proper means of transportation for the transporting of ores, mattes, bullion, or other metallurgical products, in order to carry on any of the purposes herein mentioned;
         SEVENTH: To purchase, own, sell, and deal in shares of stock, bonds, and obligations of public and private corporations, and while the holder thereof to exercise all the rights and privileges of ownership, including the right to vote thereof;
         EIGHTH: To acquire, hold, mortgage, sell and deal in merchandise and personal property of all kinds and descriptions;
         NINTH: To carry on and transact any and all kinds of business in which natural persons may lawfully engage.
         TENTH: To borrow money and issue bonds, notes and other evidences of indebtedness thereof, and to secure the same by mortgage, deed of trust, or otherwise, upon the property of said company, both real and personal, and to do and perform all other acts and things necessary, incidental or proper to the purposes herein above set forth, all in the State of Nevada, or elsewhere.

                                       IV.
         The capitalized stock of this corporation is TWO HUNDRED AND FIFTY THOUSAND ($250,000.00) DOLLARS, divided into Two Million Five Hundred Thousand (2,500,000) shares of the par value of ten (10(cent)) cents each. The amount of the subscribed capital stock with which the corporation will commence business is One Thousand and Two ($1,002.00) Dollars, none of which is actually paid.

                                       V.
         The name and residence of each of the original subscribers to the capital stock, and the amount subscribed by each is as follows, to wit:

    NAMES:                      RESIDENCE:                AMOUNT SUBSCRIBED:
    ------                      ----------                ------------------
EDWARD JOHNSON,            San Francisco, California.         $1,000.00
CLAUDE M. LUND,            Carson City, Nevada.                    1.00
WILLIAM P. SEEDS,          Reno, Nevada.                           1.00

                                       VI.
         No period is limited for the duration of the existence of the corporation, but such existence shall be perpetual.

                                      VII.
         The members of the governing board of the corporation shall be styled "Directors," and the number of such Directors shall be five.

                                      VIII.
         The capital stock, after the amount of the subscribed or par value has been paid in, shall be subject to assessment to pay the debts of the corporation, or for any other purpose whatsoever, and the same shall be forever assessable.

                                       IX.
         The corporation shall have the power to conduct its business in all its branches, and in furtherance and not in limitation of the powers conferred by status, the Board of Directors are expressly authorized:
         To determine from time to time whether, and if allowed under what condition and regulations the accounts and books of the Company (other than the stock and transfer book) or any of them, shall be open to the inspection of the stockholders, and the stockholders' right in this respect shall be restricted or limited accordingly. To fix the amount to be reserved for working capital. To fix the time for the declaration and payment of dividends.
         To authorize and cause to be executed mortgages and liens upon real and personal property of the Company, provided always, that a majority of the whole concur therein.
         With the consent in writing and pursuant to the affirmative vote of the holders of a majority of the stock issued and outstanding at the stockholders meeting duly called for that purpose, to sell, assign, transfer, and otherwise dispose of property of the company as an entirely, provided always, that a majority of the whole concur therein.
         It shall be the duty of the Board of Directors, and they are hereby empowered to make and adopt such By-Laws, not inconsistent with the Constitution and Laws of the United States, or the State of Nevada, from time to time as they may deem necessary, fixing and altering the number of its Directors, providing for their election and removal, or for the management of its property, the regulations and government of its affairs, and for the certification and transfer of its stock, and in their discretion to make, alter, or repeal any such By-Laws as they may deem necessary; and the Board of Directors shall have full power and authority in their discretion to invoke, use, exercise, and enforce any and all the powers, rights, or privileges possessed by this corporation, under its Articles of Incorporation, or by-laws, or by virtue of any usage, custom, or law of any mining district, or any law of the State of Nevada, or of the United States of America, or of any State or Territory therein.
         This Company reserves the right to amend, alter, change or pass any provision contained in this certificate, in the manner now or hereafter prescribed by statute for the amendment of a certificate of Articles of Incorporation.
         IN WITNESS WHEREOF, we have hereunto set our hands and seals this 5th day of January, A. D. 1925.

/S/ William P. Seeds
--------------------

/S/ Claude M. Lund
------------------

/S/ Edward Johnson
------------------

(2) Meeting Date of January 9, 1960 -Amendment filed November 20, 1960


            CERTIFICATE FOR AMENDMENT TO ARTICLES OF INCORPORATION OF
            ---------------------------------------------------------

                              ARGYLE MINING COMPANY
                              ---------------------


         ARGYLE MINING COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Nevada, under its corporate seal and hands of its President and Secretary, does hereby certify:

         That at a special meeting of the Board of Directors of this corporation duly and regularly called and held on the 9th day of January, 1960, a resolution was adopted proposing to amend Article I of the Articles of Incorporation of this corporation to read as follows:

                               "The name of said
                      corporation is: ARGYLE CORPORATION."

and a resolution was adopted proposing to amend Article VIII of the Articles of Incorporation of this corporation to read as follows:

                "The capital stock,  after the amount of the
                price or par value  has been paid in,  shall
                be   non-assessable   and  the  Articles  of
                Incorporation shall not be amended in this respect."

         And, also, a resolution was adopted which called a special meeting of the stockholders to consider such proposal; that thereafter at a special meeting of stockholders of this corporation duly and regularly called and held pursuant thereto, on the 7th day of March, 1960, at the hour of 1:00 o'clock P.M. of said day, the holders of a majority of the outstanding stock of this corporation entitled to vote under the provisions of Section 7 of the Nevada Corporation Act were present and voted in favor of the proposal to amend such Articles of the Articles of Incorporation.

         IN WITNESS WHEREOF, the corporation has caused this certificate to be executed by its duly authorized officers and its corporate seal to be hereunto affixed this 21st day of May, 1960.


By: /S/ B.C. Cannon
-------------------

And /S/ Lee F. Kellie
---------------------

(3) Meeting Date of  October 24, 1963- Amendment filed December 2, 1963



             CERTIFICATE FOR AMENDMENT TO ARTICLES OF INCORPORATION
             ------------------------------------------------------

                                      -of-

                               ARGYLE CORPORATION
                               ------------------

                                    - - - - -

         ARGYLE CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Nevada, under its corporate seal and hands of its President and Secretary, does hereby certifiy:

         That at a special meeting of the board of Directors of this corporation duly and regularly called and held on the 24th day of October, 1963, a resolution was adopted proposing to amend Article First of the Articles of Incorporation of this corporation, to read as follows:

         "FIRST: The name of said corporation shall be:
         ------


                                 BASIC EMPIRE".

         And, also a resolution was adopted which called a special meeting of the stockholders to consider such proposal; that thereafter at a special meeting of the stockholders of this corporation, duly and regularly called and held pursuant thereto, on the 12th day of November, 1963, the holders of a majority of the outstanding stock of this corporation entitled to vote under the provisions of Section 7 of the Nevada Corporation Act were present and voted in favor of the proposal to amend such article of the Articles of Incorporation.

         IN WITNESS WHEREOF, the corporation has caused this certificate to be executed by its duly authorized officers and its corporate seal to be hereunto affixed this 26th day of November, 1963.

                                                              ARGYLE CORPORATION

                                                              By: B.C. Cannon
                                                              ---------------
                                                              President

                                                              And Kim Rennick
                                                              ---------------
                                                              Secretary

(4) Meeting Date of December 17, 1968 -Amendment filed July 15, 1969

                           CERTIFICATE OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                                  BASIC EMPIRE

         BASIC EMPIRE, a Corporation organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify: That at a duly convened meeting of the Board of Directors of the corporation, held on the 17th day of December, 1968, it being deemed advisable, it was resolved that the Articles of Incorporation of BASIC EMPIRE should be amended to provide that total authorized capital stock of the corporation be increased from TWO MILLION FIVE HUNDERD THOUSAND (2,500,000) shares of a par value of ten cents (10(cent)) each to TWELVE MILLION FIVE HUNDRED THOUSAND (12,500,000) shares of par value of ten cents (10(cent)) each, and that a special meeting of the stockholders be called for the purpose of considering the same.
         That thereafter, at a special meeting of the stockholders, called pursuant to written notice setting forth the proposed amendment, signed by the secretary of the corporation and mailed postage prepaid to each stockholder of record more that ten (10) days prior thereto, duly convened on the 4th day of January, 1969 at the hour of 10:30 a.m., in Las Vegas, Nevada, the holders of 1,689,965 of the outstanding shares and a majority thereof being present at said meeting in person or by proxy, and upon 1,297,275 of said outstanding shares voting in favor thereof, a resolution was duly adopted providing that Article IV of the Articles of Incorporation of this corporation be amended to read as follows:

                  "The capitalized stock of this corporation is ONE MILLION TWO HUNDRED FIFTY THOUSAND ($1,250,000.00) DOLLARS, divided into TWELVE MILLION FIVE HUNDRED THOUSAND (12,500,000) shares of the par value of ten (10(cent)) each. The amount of the subscribed capital stock with which the corporation will commence business is ONE THOUSAND and TWO ($1,002.00) Dollars, none is which is actually paid".

         IN WITNESS WHEREOF, the corporation has caused this certificate to be executed by its duly authorized officers and its corporate seal to be hereunto affixed this 11th day of July, 1969.

by: /S/ John Martin
-------------------
JOHN MARTIN, President

by:/S/ Jerry Dye
----------------
JERRY DYE, Secretary

(5) Meeting Date December 14, 1976- Amendment filed January 6, 1977

                          CERTIFICATES OF AMENDMENT TO

                          THE ARTICLES OF INCORPORATION

                                       OF

                                  BASIC EMPIRE


         BASIC EMPIRE, a corporation organized and existing under and by virtue of the laws of the State of Nevada, under its corporate seal and hands of its President and Secretary, does hereby certify:

         That at a special meeting of the Board of Directors of this corporation duly and regularly called and held on the 25th day of May, 1976, the following resolutions were adopted proposing to amend Articles IV, VIII and X of the Articles of Incorporation. The resolution proposing to amend Article IV reads as follows:

         "RESOLVED: That the first sentence of Article IV of the Articles of Incorporation of Basic Empire, a Nevada Corporation, be and hereby is amended to read as follows:

                                       IV

         `The capital stock of this corporation is Fifteen Million ($15,000,000) Dollars divided into five million (5,000,000) shares of the par value of Three ($3) Dollars each.'"

         The resolution proposing to amend Article VIII reads as follows:
         "RESOLVED: That Article VIII of the Articles of Incorporation of Basic Empire, a Nevada Corporation, be and hereby is amended to read as follows:

                                      VIII

         `The capital stock of the corporation shall not be subject to assessment.'"
         The resolution proposing to amend Article X reads as follows:
         "RESOLVED: That Articles of Incorporation of Basic Empire, a Nevada Corporation, be and hereby are amended by adding Article X thereto, which Article shall read as follows:

                                       X

         `The capital stock of this corporation, either heretofore or hereafter issued, shall be without any pre-emptive rights whatsoever.'"
         At said meeting the Directors declared the advisability of the proposed amendments and called for a special meeting of the stockholders of Basic Empire to consider and pass on said proposed amendments. Thereafter, at a special meeting of the stockholders of the corporation, duly and regularly called and held pursuant thereto, on the 28th day of July, 1976, the holders of a majority of the outstanding stock of this corporation entitled to vote under the provisions of Title 7, Chapter 78 of the Nevada Corporation Act were present and voted in favor of each of the proposals to amend such Articles of the Articles of Incorporation.
         IN WITNESS WHEREOF, the corporation has caused this Certificate to be executed by its duly authorized officers and its corporation seal to be hereunto affixed this 17th day of September 1976.

                                                       BASIC EMPIRE

                                                       By: /S/ A.F. Raigosa
                                                          -----------------
                                                       A.F. Raigosa, President

                                                       By: /S/ Loreen Raigosa
                                                          -------------------
                                                       Loreen Raigosa, Secretary

(6) Meeting Date of December 10, 1969- Amendment filed January 6, 1977

                          CERTIFICATE FOR AMENDEMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 "BASIC EMPIRE"
                              a Nevada Corporation

         BASIC EMPIRE, a corporation organized and existing under and by virtue of the laws of the State of Nevada, under its corporate seal and hands of its President and Secretary, does hereby certify:

         That at a special meeting of the Board of Directors of this corporation duly and regularly called and held on the 10th day of December, 1968, a resolution was adopted proposing to amend Article First of the Articles of Incorporation of this corporation, to read as follows:

         "FIRST: The name of said corporation shall be:

                           "BASIC EMPIRE CORPORATION"

         and, also a resolution was adopted which called a meeting of the Stockholders to consider such proposal; that thereafter at a Stockholders Meeting of this corporation, duly and regularly called and pursuant thereto, on the 26th day of September, 1970, the holders of a majority of the outstanding stock of this corporation entitled to vote under the provision of Section 7 of the Nevada Corporation Act were present and voted in favor of the proposal to amend such article of the Articles of Incorporation.

         IN WITNESS WHEREOF, the corporation has caused this certificate to be executed by its duly authorized officers and its corporate seal to be hereunto affixed this 29th day of September, 1970.

                                               BASIC EMPIRE

                                               By:  /S/ A.F. Raigosa, President
                                                  ------------------------------
                                               By: /S/ Loreen Raigosa, Secretary
                                                  ------------------------------

(7) Meeting Date of December 14, 1976- Amendment filed January 1, 1977

                            ARTICLES OF INCORPORATION
                                       OF
                            BASIC EMPIRE CORPORATION
                              A Nevada Corporation

         BASIC EMPIRE CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Nevada, under its corporate seal and hands of its President and Secretary, does hereby certify:

         That at a special meeting of the Board of Directors of this corporation duly and regularly called and held on the 14th day of December, 1976, a resolution was adopted by a majority of the shareholders of Basic Empire Corporation, to amend Article IV of the Articles of Incorporation of this corporation and of reduction of capital of Basic Empire Corporation, as follows:

         RESOLVED: That the par value of the stock be reduced from $3.00 per share to ten cents ($.10), and that the capital of this corporation be reduced from $25,000,000 to $500,000.

         RESOLVED FURTHER: That the Articles of Incorporation of the corporation be amended in the following regard:

         ARTICLE IV, which presently reads: "The capital stock of this corporation is Fifteen million dollars ($15,000,000) divided into five million (5,000,000) shares of the par value of three ($3.00) dollars each." be amended to read: "The ($500,000) dollars divided into Five million shares, (5,000,000) of the par value of ten cents ($.10) each."

         IN WITNESS WHEREOF, the corporation has caused this certificate to be executed by its duly authorized officers and its corporate seal to be hereunto affixed this 27th day of December 27th 1976.

                                                    BASIC EMPIRE CORPORATION


                                                    By /S/ A.F. Raigosa
                                                        ---------------
                                                        A. F. RAIGOSA, PRESIDENT

                                                    By /S/ Loreen Raigosa
                                                       ------------------
                                                       LOREEN RAIGOSA, SECRETARY